Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation	BROWNSVILLE COMPANY

2.	Resident Agent	Janet Trost
Name and Street Address:	Name
(must be a Nevada address	2251 South Jones Boulevard, Suite 121	Las Vegas	NV	89146
where process may be	Street Address	City	State	Zip Code
served)
Optional Mailing Address	City	State	Zip Code

3.	Shares: (number of shares)
corporation authorized to	Number of shares	Number of Shares
issue	with par value:	75,000,000	Par value:	0.001	without par value:	None

4.	Name & Addresses: of	1.	Xuxin Shao
Board of Directors/Trustees:	Name
(attach additional page	303 East 41st Avenue	Vancouver	BC	V5W 1N9
there is more than 3	Street Address	City	State	Zip Code
directors/trustees)	2.
Name

Street Address	City	State	Zip Code
3.
Name

Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional - see instructions)

6.	Names, Address	IncorporateTime.com, Inc.	/s/ illegible
and Signature of	Name	Signature
Incorporator.	35-37 Carleton Avenue, Suite 200	Islip Terrace	NY	11752
(attach additional page there	Address	City	State	Zip Code
is more than 1 incorporator)

7.	Certificate of Acceptance	I hereby accept appointment as Resident Agent for the above named corporation.
of Appointment of	/s/ Janet Trost	8/25/2003
Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company	Date

This form, must be accompanied by appropriate fees. See attached fee schedule.